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EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68716) pertaining to the 2001 Stock Incentive Plan and on Form S-3 (No. 333-58874) pertaining to Common Stock and Preferred Stock Purchase Rights, of New Visual Corporation of our report dated January 23, 2002, which appears on page F-1 of this Annual Report on Form 10-K for the year ended October 31, 2001.




/s/ Grassi & Co., CPAs, P.C.

New York, New York
January 29, 2002